UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

VISTA CREDIT STRATEGIC LENDING CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-56562	88-1906598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, Floor 77, New York, New York, 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 804-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2025 (the “Effective Date”), Vista Credit Strategic Lending Corp. (the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the loan financing and servicing agreement (the “DB Credit Facility”), dated as of June 26, 2024, as amended by Amendment No. 1 to the DB Credit Facility dated as of December 10, 2024, by and among VCSL Funding 1 LLC ( “VCSL Funding”), a direct wholly owned subsidiary of the Company, as borrower, the Company, as equityholder and as servicer, Deutsche Bank AG, New York Branch, as facility agent, State Street Bank and Trust Company, as collateral agent and as collateral custodian, and each of the lenders, other agents and securitization subsidiaries that are parties thereto from time to time. Amendment No. 2 amends the DB Credit Facility to provide that, until the date that is three months from the Effective Date, VCSL Funding may increase the maximum principal amount available under the DB Credit Facility from $275.0 million to $350.0 million upon two business days’ written notice. The Company expects that VCSL Funding will exercise this option to increase the maximum principal amount available to $350.0 million before the end of the second quarter of 2025. Amendment No. 2 also amends the DB Credit Facility to provide that borrowings under the DB Credit Facility will bear interest at a floating rate equal to the base rate plus (i) 2.15% per annum (reduced from 2.40% per annum) during the period during which VCSL Funding may request drawdowns under the DB Credit Facility (the “Revolving Period”), and (ii) 2.30% per annum (reduced from 2.90% per annum) following expiration of the Revolving Period for the remaining term of the DB Credit Facility. The other material terms of the DB Credit Facility remain unchanged.

The description above is only a summary of the material provisions of Amendment No. 2 and is qualified in its entirety by reference to copies of Amendment No. 2, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 2 to Loan Financing and Servicing Agreement, dated as of April 7, 2025, by and among VCSL Funding 1 LLC, as borrower, Vista Credit Strategic Lending Corp., as equityholder and as servicer, Deutsche Bank AG, New York Branch, as facility agent, State Street Bank and Trust Company, as collateral agent and as collateral custodian, and each of the lenders, other agents and securitization subsidiaries that are parties thereto from time to time.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vista Credit Strategic Lending Corp.

By:	/s/ Ross Teune
Name:	Ross Teune
Title:	Chief Financial Officer and Treasurer

Date:	April 11, 2025